EXHIBIT 99.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT dated as of October 1, 2008 (this "Agreement") between ABC Funding, Inc., a Nevada corporation having its principal place of business at 4606 FM 1960 West, Suite 400, Houston, Texas 77069 (the "Company"), and Jim B. Davis, an individual residing in the State of Texas ("Executive").

WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is essential and in the best interests of the Company and its stockholders to retain the services of Executive and to ensure his continued dedication and efforts to the Company; and

WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company in the capacities and for the term and compensation and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

1.           Employment; Title; Responsibilities; Reporting:  The Company hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.  During the term of this Agreement, Executive shall diligently and faithfully: (a) serve the Company in the capacity of Senior Vice President of Operations in charge of all the Company’s production and field operations; (b) report directly to the Company’s Chief Executive Officer; (c) discharge and carry out all duties and responsibilities as may from time to time be assigned, and such directions as may from time to time be given, to Executive by the Chief Executive Officer and/or the Board; and (d) abide by and carry out the policies and programs of the Company in existence or as the same may be changed from time to time.

2.           Exclusivity:  All services to be provided by Executive under this Agreement shall be performed by Executive personally.  During the term of this Agreement, Executive shall devote substantially all of Executive’s business time, attention and energies and all of his skills, learnings and best efforts to the business of the Company.  At all times during the term of this Agreement, the services required of Executive and the location at which he performs such services shall not require that he reside outside of the area of Houston, Texas, except for travel in the ordinary course of business operations and production management.

3.           Term:  The initial term of this Agreement shall commence as of October 1, 2008 (the “Commencement Date”) and shall end on October 1, 2010, unless sooner extended by agreement of the parties or earlier terminated in accordance with the provisions of this Agreement.  The date on which this Agreement is scheduled to expire is referred to as the “End Date”.  No more than one hundred twenty (120) nor less than and sixty (60) days prior to an End Date (each such sixty (60) day period is referred to as a “Renegotiation Period”), the Company and Executive may agree in writing to extend this Agreement for an additional term.  If during any Renegotiation Period the Company and Executive fail to agree upon an extension of this Agreement, this Agreement shall terminate as of the End Date of the then current term notwithstanding the provision of services by Executive after the end of the then current term.  The term of this Agreement, whether as originally scheduled, extended by agreement or shortened pursuant to an earlier termination in accordance herewith is referred to as the “Term.”

4.           Base Salary:  Effective upon the Commencement Date, the Company shall pay to Executive a base salary of $190,000 per annum.

The base salary shall be paid in semi-monthly installments on the fifteenth day and last day of each month and shall be subject to such deductions by the Company as are required to be made pursuant to law, government regulations or order.  The first payment shall be made on October 15, 2008.  Executive understands and agrees that Executive is an exempt Executive as that term is applied for purposes of Federal or state wage and hour laws, and further understands that Executive shall not be entitled to any compensatory time off or other compensation for overtime.

5.           Bonus:  During the first year of the initial term, provided that the Executive remains in the employ of the Company on October 1, 2009 (the “First Anniversary Date”), Executive shall be entitled to a bonus of $38,000, payable within three (3) business days following the First Anniversary Date.  No later than February 28, 2009, the Board shall establish quantitative and qualitative performance criteria for the twelve (12) months ended December 31, 2009.  Based upon the achievement of such performance criteria, the Executive shall be entitled to earn a performance bonus up to 75% of Executive’s then current base salary.  In awarding such performance bonus the Company may take into account the bonus paid to Executive on the First Anniversary date.  Such bonus shall be deemed earned by the Executive as of December 31, 2009, and shall be paid to the Executive no later than February 15, 2010.

6.           Restricted Stock Grant; Grant of Stock Options:

(a)  The Company hereby commits to grant to Executive, 750,000 shares of the Company’s common stock, par value $0.001 per share (the “Restricted Shares”), no later than three (3) business days following the effectiveness of an Amendment to the Company’s Articles of Incorporation (the Charter Amendment”), which Charter Amendment will increase the number of shares of common stock that the Company is presently  authorized to issue to 149,000,000.  The Restricted Shares will be issued in accordance with the terms, and subject to the conditions, of that certain Restricted Stock Agreement, of even date herewith, between the Company and Executive.  Under the Restricted Stock Agreement, the Restricted Shares shall vest with respect to (i) 250,000 shares upon their issuance, (ii) an additional 250,000 shares on the First Anniversary Date, and (iii) the remaining 250,000 shares on the second anniversary date of the Commencement Date (the “Second Anniversary Date”).

(b)  Concurrently with the execution of this Agreement, the Company hereby grants seven (7) year options to Executive, exercisable for (i) 333,334 shares of the Company’s common stock, at an exercise price equal to $0.54 per share, which shall vest upon the effectiveness of the Charter Amendment (ii) 333,333 shares, at an exercise price of $0.59 per share, which shall vest on the First Anniversary Date, and (iii) 333,333 shares, at an exercise price of $0.65 per share, which shall vest on the Second Anniversary date, provided that the Executive remains in the employ of the Company on such dates.

(c)  In addition to the Restricted Shares and stock options granted hereunder, Executive shall remain eligible to earn additional options and/or shares of common stock as the Board, from time to time may approve, and Executive shall be entitled to participate in such stock/option plans as the Company may implement after the date of this Agreement.

7.           Fringe Benefits:  During the Term of this Agreement, Executive shall be entitled to participate in the Company’s major medical and full hospital insurance for Executive, his spouse and immediate dependents.  Executive shall also be entitled to such disability, life insurance and other similar benefits as may be made available to other senior officers of the Company under such group benefit plans and/or programs as may be implemented and maintained by the Company from time to time, subject to any eligibility, copayment and waiting period requirements under or applicable to any such benefit plans and/or programs.  The Company will pay eighty percent (80%) of the cost of such fringe benefits for Executive, his spouse and immediate, eligible dependents.  Executive acknowledges and agrees that the Company has the right, in its sole discretion, to amend or modify such benefit plan or program at any time and for any reason or for no reason.  Executive's entitlement to such benefits shall end upon the termination of his employment with the Company, however caused, except as provided (a) by applicable law or (b) by the express terms of any such group benefit plan or program maintained by the Company.

8.           Vacation, Etc.:  During the Term of this Agreement, Executive shall be entitled to four (4) weeks paid vacation each twelve (12) months, to be taken at such time or times as shall be consistent with the proper performance by Executive of his duties.  No unused vacation, holidays, sick leave or personal days may be carried forward from year to year.  In the event that Executive’s employment terminates by virtue of "Termination Without Cause", "Resignation for Good Reason", “Termination following a Change of Control”, death or disability, then Executive shall be entitled to payment for any accrued but unused vacation days during the year such termination occurs.

9. Expense Reimbursement; Travel Policy:  The Company shall provide Executive with such reasonable business lodging and travel expense reimbursements as are consistent with the Company’s policies in effect from time to time as they pertain to senior officers of the Company.  All reimbursements by the Company provided for in this Agreement are conditioned upon Executive’s submission to the Company of reasonably satisfactory documentation and an itemized account for such expenses within a reasonable period after they are incurred.  Expense reports and requests for reimbursement which are submitted later than two (2) months after the expense is incurred will not be reimbursed without the approval of the Company’s Chief Financial Officer.

10.           Other Employee Benefit Plans:  During the Term, Executive shall be entitled to participate in all employee, Executive or key-employee benefit or incentive compensation plans maintained or established by the Company for the purpose of providing compensation and/or benefits to employees, Executives or key employees, generally, including without limitation, all pension, retirement, profit sharing, savings, stock option, deferred compensation and/or restricted stock grants.  Unless otherwise provided herein, the compensation and benefits hereunder, and Executive's participation in such plans, practices and programs shall be on the same basis and terms as applicable to the other eligible participants in the particular plan, practice or program.  No additional compensation provided under any such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Executive's entitlements hereunder.

11.           Death of Executive:  In the event of Executive’s death during the Term of this Agreement, the Company’s obligations and agreements under this Agreement shall automatically terminate as of the date of such death, and in full satisfaction thereof, the Company shall pay to Executive’s estate any base salary earned and unpaid through the date of such death and any business expenses or other fringe benefits otherwise due to Executive.  Executive’s estate shall also be entitled to payment for (i) any bonus earned in the contract year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the contract year such termination occurs.  Such event shall not be deemed a "Termination Without Cause" as defined in Section 17 below.  All other obligations of the Company under this Agreement shall automatically cease, and Executive’s estate shall not be entitled to any other salary, payments or benefits otherwise payable to Executive under this Agreement, except as otherwise required by law.

12.           Disability of Executive:  If Executive shall, during the term of this Agreement, suffer a "Disability," (as defined, from time to time, in a disability plan that the Company may maintain for the benefit of its senior officers (a "Disability Plan") or, whenever no such Disability Plan exists, as defined in accordance with the meanings on Exhibit A hereto), then the Company shall have the right to terminate this Agreement by written notice of such Disability to Executive, whereupon the Company’s obligations and agreements under this Agreement shall automatically terminate as of the date of such notice, and in full satisfaction thereof, the Company shall pay to Executive any base salary earned and unpaid through the date of such notice (less any payments received by Executive under a Disability Plan) and any business expenses or other fringe benefits otherwise due to Executive.  Executive shall also be entitled to payment for (i) any bonus earned in the contract year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs.  No such termination shall be deemed a "Termination Without Cause”.  All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

13.           Resignation Notice; Termination:  Executive agrees to give sixty (60) days’ prior written notice to the Company of any decision by Executive to resign during the Term of this Agreement (such notice hereinafter referred to as a "Resignation Notice"), provided, however, that in the case of Executive’s resignation for "Good Reason" as defined in Section 16 below, only fourteen (14) days’ prior written notice shall be required.  Executive acknowledges and understands that these notice periods are for the exclusive benefit of the Company, and do not confer any employment obligation on the Company.  If the Company receives any such Resignation Notice, the Company may elect, in its sole discretion and for any reason or for no reason, to terminate Executive’s employment, either immediately or at any point during the period indicated in such notice.

14.           Post-Resignation Actions:  If Executive decides to resign from Executive’s employment with the Company, Executive agrees to make no public announcement and no statement to persons or entities doing business with the Company concerning Executive’s departure prior to Executive’s termination date without the written consent of the Company, and to continue faithfully performing and discharging Executive’s duties and responsibilities for the Company from the date of such Resignation Notice until such termination date.

15.           Post-Resignation Obligations:  Except as provided below with respect to resignations for "Good Reason," no resignation under Section 13 hereof (or termination by the Company following a Resignation Notice) shall be deemed to be or treated as if it was a "Termination Without Cause" as defined below.  Executive agrees and understands that, in the event of any such resignation (or termination by the Company following a Resignation Notice), Executive shall be entitled to receive Executive’s then applicable base salary through the date of termination of Executive’s employment and any business expenses otherwise due to Executive.  Executive shall also be entitled to payment for any bonus earned in the contract year preceding such resignation but not yet paid and, in the event of a "Resignation for Good Reason", accrued but unused vacation days during the year such resignation occurs.  All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.  The parties further agree and understand that, in the event of any such resignation (or termination by the Company following a Resignation Notice), Executive’s obligations and agreements under Sections 22 through 26 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

16.           Resignation for Good Reason:  If Executive resigns for "Good Reason" (as defined below), then such a resignation (a "Resignation for Good Reason") shall be treated hereunder as if it were a "Termination Without Cause" as defined in Section 18 below.  "Good Reason" means any of the following failures or conditions which shall remain uncured twenty (20) days after written notice of such failure or condition is received by the Company from Executive: (i) the failure of the Company to continue Executive in the position of Senior Vice President of Operations of the Company (or such other senior Executive position as may be offered by the Company and which Executive in his sole discretion may accept); (ii) material diminution by the Company of Executive’s responsibilities, duties, or authority in comparison with the responsibilities, duties and authority held during the six month period immediately preceding such diminution, or assignment to Executive of any duties inconsistent with Executive’s position as a senior Executive officer of the Company (or such other senior Executive position as may be offered by the Company and which Executive in his sole discretion may accept); (iii) failure by the Company to pay and provide to Executive the compensation and benefits provided for in this Agreement to which Executive is entitled; or (iv) the requirement that Executive relocate his residence outside of the area of Houston, Texas.

17.           Termination Without Cause:  Executive’s employment under this Agreement may be terminated at any time by the Company, without cause, upon fourteen (14) days’ written notice to the Executive (such termination referred to throughout this Agreement as a "Termination Without Cause").  In the event of any such Termination Without Cause, the Company agrees to pay to the Executive as severance pay, an amount equal to twelve (12) months base salary (at the then current rate) plus pro rata performance bonus earned and unpaid through the date of such termination and any business expenses and other fringe benefits otherwise due to the Executive (the “Severance Payment”).  The Severance Payment shall be payable in twelve (12) equal monthly installments commencing on the first day of each month following the date of termination.  The Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs.  At the termination date, all of the Restricted Shares granted to Executive will be immediately vested in accordance with the Restricted Stock Agreement and any stock options or other grants made to Executive pursuant to any incentive or benefit plans then in effect shall vest in accordance with the terms of any such plans.  All other obligations of the Company under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

         18.           Termination Following Change of Control: If Executive's employment is terminated by the Company within twelve (12) months after a Change of Control (as defined on Exhibit B) for reasons other than For Cause pursuant to Section 19 below or by reason of Disability or Executive's death, (a) Executive shall be entitled to receive Executive’s then applicable base salary through the date of termination of Executive’s employment and any business expenses or fringe benefits otherwise due to Executive and (b) in addition, the Company agrees to pay to Executive, the Severance Payment, which Severance Payment shall be payable in six (6) equal monthly installments commencing on the first day of each month following the date of termination.  Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs.  At the termination date, all of the Restricted Shares granted to Executive will be immediately vested in accordance with the Restricted Stock Agreement and any stock options or other grants made to Executive pursuant to any incentive or benefit plans then in effect shall vest in accordance with the terms of any such plans.  All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

19.           Termination For Cause:  The Company, upon a vote of the Company’s Board of Directors shall be entitled to immediately terminate Executive’s services in any of the following circumstances, each of which shall constitute "cause" for such termination:

(a)           the breach by Executive, in any material respect, of this Agreement (including, without limitation, the refusal or other failure by Executive to perform any of Executive’s duties hereunder other than a failure to perform resulting from death or physical or mental disability) and failure by Executive to cure such breach within ten (10) days of written notice thereof from the Company;

(b)           the commission by Executive of any act of dishonesty, fraud, intentional material misrepresentation or moral turpitude in connection with his employment, including, but not limited to, misappropriation or embezzlement of any funds of the Company or any of its affiliates;

(c)           the commission by Executive of any (1) willful misconduct or gross negligence, or (2) intentional act having the effect of injuring the reputation, business or business relationships of the Company or any of its affiliates, and which intentional act would not reasonably be deemed to be in the best interests of the Company;

(d)           the entering by Executive of a plea of guilty or nolo contendere to, or the conviction of Executive for, a crime (other than a routine traffic offense) which carries a potential penalty of imprisonment for more than ninety (90) days and/or a fine in excess of Ten Thousand Dollars ($10,000);

(e)           Executive’s abuse of alcohol, prescription drugs or controlled substances to a degree which interferes with his performance on behalf of the Company;

(f)           Executive’s deliberate disregard of any lawful material rule or policy of the Company or order of the Company’s Board of Directors and failure to cure the same within ten (10) days of written notice thereof from the Company; or

(g)           Executive’s excessive absenteeism other than for reasons of illness, after written notice from the Company with respect thereto.

If Executive is terminated for any of the causes referred to in the above sub-paragraphs (a) through (g), all obligations of the Company under this Agreement (except for obligations specifically referred to as continuing) shall automatically cease, and Executive shall only be entitled to receive Executive’s then applicable base salary through the date of termination and any business expenses or fringe benefits otherwise due to Executive and any bonus earned in the contract year preceding such termination but not yet paid.  All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.  The parties further agree and understand that, in the event of any such termination, Executive’s obligations and agreements under Sections 22 through 26 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

20.           Payment Upon Expiration of Term:  In the event that this Agreement expires by the arrival of an End Date without a prior termination or resignation, the Company agrees to pay to Executive his base salary and pro rata bonus earned and unpaid through the date of such expiration and any business expenses or fringe benefits otherwise due to Executive.  Executive shall also be entitled to payment for any bonus earned in the contract year preceding the expiration of the Agreement but not yet paid and accrued but unused vacation days during the year such expiration occurs.  All other payments, benefits or arrangements provided by the Company shall cease immediately, except as otherwise required by law or the terms of any plan maintained by the Company.  Notwithstanding the foregoing, the parties further agree and understand that, in the event of any such expiration, Executive’s obligations and agreements under Sections 22 through 26 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

21.           Gross-Up Payment:

(a)           To the extent that  the payment of any Severance Payment (or other payment or benefit within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) under Sections 16, 17 and 18 hereof (collectively, the “Payments”) would be subject to taxes imposed against Executive under the Code (including any excise tax imposed by Section 4999 of the Code) and any state or local tax code or regulations, if applicable, or any interest or penalties are incurred by Executive with respect to such taxes (collectively, the “Taxes”), then the Company shall pay, and Executive will be entitled to receive, an additional payment (the "Gross-Up Payment") in an amount such that after payment by the Executive of all applicable Taxes (other than interest and penalties due to Executive's failure to timely make any applicable election, file a tax return or pay taxes shown on his return) including any Taxes imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Taxes imposed by reason of the Payments.

(b)           The Company shall bear any expense necessary in determining whether a Gross-Up Payment is required pursuant to this Agreement.  The Gross-Up Payment, if any, shall be paid by the Company to Executive on April 1st of the year immediately following the taxable year in which such taxes accrued.

22.           Noncompetition:

(a)           Executive expressly acknowledges that, in order to protect the Company, and persons and entities that do business with the Company, it is an essential condition of his employment that Executive agrees that during the Term of this Agreement and (unless this Agreement is terminated as a result of a Termination Without Cause, Termination Following a Change of Control or a Resignation For Good Reason):

(i) for a period of one (1) year thereafter, Executive will not directly or indirectly, for his own account or on behalf of any other person or as an employee, consultant, manager, agent, broker, stockholder, director or officer of a corporation, investor, owner, lender, partner, joint venturer, or otherwise engage in any business which is then directly engaged in the exploration, drilling or production of natural gas or oil, within any five (5) mile radius from any property in which the Company has an ownership, leasehold or participation interest at the date of such termination;

(ii) for a period of one (1) year thereafter (a) solicit, entice or induce any Customer (as defined below) of the Company to cease or limit its business with the Company (except if and to the extent directed to do so by the Board of Directors of the Company), or to become a customer, supplier, vendor or client of any other person (including, without limitation, Executive, individually) or entity engaged in any activity or business competitive with the Company if as a consequence thereof such party shall reduce the business it does with the Company or (b) interfere with the relationship between the Company and any Customer, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited actions;

(iii) for a period of one (1) year thereafter, solicit, attempt to solicit or entice away from the Company’s employment, any employee of the Company, or disrupt or interfere with, or attempt to disrupt or interfere with, the Company’s relationship with any such person, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited action;

(iv) disparage the Company or any of its shareholders, directors, officers, employees or agents or take any actions that are harmful to the Company’s goodwill with its customers, employees or the public; and

(v) engage in any act or practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the business of the Company.

For purposes of this Agreement, a “Customer” of the Company shall mean any person or entity, who or which is, or was at any time within the prior one year period, a purchaser of goods or services from the Company, a landlord, sublandlord, licensor, licensee or supplier of (or prospective purchaser, landlord, sublandlord, licensor, licensee or supplier, provided the Company was in active discussions with such party prior to the termination of this Agreement), to or from the Company, as the case may be.

         (b)           It is understood by Executive that the covenants contained in this Section 22 are essential elements of this Agreement and that, but for the agreement of Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement and would not pay Executive the agreed compensation for his services.  Executive acknowledges that the provisions of this Section 22 are reasonable and necessary for the protection of the Company and that enforcement of the provisions of this Section 22 shall not result in an unreasonable deprivation of the right of Executive to earn a living.  The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.  The covenants of Executive in this Section 22 shall be construed as agreements independent of any provision in this Agreement.  In the event a court of competent jurisdiction determines that the provisions of this Section 22 are excessively broad as to duration, geographical scope or activity, it is expressly agreed that Section 22 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

23.            Non-Disclosure of Confidential Information:

(a)           Executive acknowledges and agrees that Executive’s services for the Company shall bring Executive into contact with sensitive or secret information relating to the Company, its successors, subsidiaries, assigns, officers, Executives, associated entities and/or agents including, but not limited to (i) information concerning the objectives, plans, commitments, contracts, leases, operations, Executives, methods, market investigations, surveys, research, records, and costs and prices of the Company and/or the Company’s subsidiaries or associated entities, (ii) information concerning the identities, objectives, plans, preferences, needs, requests, specifications, commitments, contracts, operations, methods and records of the Company’s and/or its subsidiaries’ or associated entities’ lenders, prospective lenders, investors, owners and/or prospective owners, and (iii) any and all information, trade secrets or ideas that give the Company or its subsidiaries or associated entities the opportunity to obtain an advantage over such competitors of the Company or of such subsidiaries or associated entities that do not know or use such information, trade secrets or ideas (the "Confidential Information").

(b)           Executive further understands and acknowledges that Confidential Information includes not only recorded or written information, but information that Executive can recall or reconstruct from Executive’s memory.

(c)           Executive agrees that he will, at all times, faithfully hold all such Confidential Information in the strictest of confidence and will, at all times, use his best efforts and highest diligence to keep such Confidential Information secret, to guard against its disclosure, and never, directly or indirectly, to disclose or divulge any such Confidential Information to any person, company, firm or other entity, or to use the same, except that (i) Executive may use Confidential Information as necessary to perform his duties of employment with the Company, (ii) Executive may disclose Confidential Information to those within the Company who have a need to know it in the performance of their duties for the Company, (iii) Executive may disclose Confidential Information to parties outside the Company when, as and if he is expressly directed to do so by Executive’s supervisors within the Company, and (iv) Executive may disclose Confidential Information as expressly directed by judicial process, provided that Executive has promptly, and prior to making such disclosure, provided a copy of such judicial process to the Company and the Company does not intervene to oppose such disclosure.  Executive shall use his best efforts to afford the Company sufficient time to intervene to oppose any such disclosure, including, if necessary, seeking reasonable extensions of Executive’s time to make such disclosure.

        (d)           Executive shall continue to abide by all of his obligations under this Agreement respecting Confidential Information not only during his employment with the Company, but also for all time after any termination, resignation or expiration of his employment with the Company, however caused.

(e)           Notwithstanding the foregoing, after any termination or resignation of Executive from his employment with the Company, Confidential Information shall not include, and Executive shall not be restricted from divulging or using, any information which Executive can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by Executive, (ii) was available to Executive on a non-confidential basis prior to its disclosure to Executive by the Company or any of its subsidiaries or associated entities, or (iii) becomes available to Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries or associated entities, provided, however, that such source was not bound by a confidentiality agreement with the Company or any of its subsidiaries or associated entities, or was not otherwise prohibited from transmitting such information to Executive.

(f)           Executive agrees that upon any termination, resignation or expiration of his employment with the Company, however caused, Executive shall deliver to the Company all writings, documents, recordings, computer discs or other media of recordation or storage in his possession, custody or control containing any Confidential Information (including, without limitation, all duplicates and copies), shall relinquish access to any computer maintained by or for the benefit of the Company or any of its subsidiaries or associated entities, and shall purge all such Confidential Information (in whatever form, including electronic data) from any electronic media or storage devices, including computers, in Executive’s possession, custody or control.  To insure compliance with this Agreement, at the time of such termination, resignation or expiration, Executive shall provide the Company with a sworn statement, duly notarized, that Executive has performed each and every agreement and obligation contained or referred to in this Section.

24.           Company Property:  All inventions, improvements, systems, designs, ideas, business plans, sales techniques, approaches, surveys, prospect books, publications, memoranda, customer lists, files, notes, records, videotapes or any other business documentation or products (including, without limitation, Confidential Information) that Executive makes or conceives  (either individually or jointly with others) or that are made available to Executive during his employment with the Company and until any termination, resignation or expiration of such employment for any reason, relating to and connected with his employment, or that Executive utilizes in carrying out his duties or responsibilities to the Company (the "Property"), shall be the Company’s exclusive property, and Executive assigns to the Company all of his rights, if any, in and to all such Property.

25.           Trade Names, Trademarks and Copyright:  During his employment with the Company, and continuing for all time after any termination, resignation or expiration of such employment for any reason, Executive agrees that he shall never have or claim any right, title or interest in any trade name, trademark or copyright (statutory or common law) belonging to or used by the Company, its subsidiaries, successors, assigns or associated entities, and shall never have or claim any right, title or interest in any material or matter of any sort, prepared for or used in connection with advertising, solicitation, circulation, editorial content or promotion of the business of the Company, its subsidiaries, successors, assigns or associated entities, whether produced, prepared or published in whole or in part by Executive.  Executive recognizes that the Company and/or its subsidiaries or associated entities now have and shall hereafter have and retain sole and exclusive rights in and to any and all such trade names, trademarks, copyrights, material and matter.

26.           Injunctive Relief:  Executive expressly acknowledges and agrees that the Property and the Confidential Information are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, and that a breach by Executive of any of the restrictive covenants contained in paragraphs 22 through 25 herein will cause the Company irreparable injury and damage for which there is no adequate remedy available at law.  Executive further expressly acknowledges and agrees that the Company shall be entitled, in addition to any remedies available at law, to injunctive or other equitable relief to require specific performance, or to prevent a breach, of any provision of this Agreement by Executive without any requirement or showing that the Company has suffered any damages from such breach.

27.           Further Instruments:  Each of the Company and Executive shall execute, acknowledge, deliver and procure the execution, acknowledgment and delivery to the other of any and all further instruments which the other may reasonably deem necessary or expedient to carry out or effectuate the purposes or intent of this Agreement.

28.           Representations.  Executive represents and warrants to the Company that Executive has the capacity and right to negotiate and enter into this Agreement, and Executive's execution, delivery and performance of this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal or other existing business relationship or any judgment or order, in each case, to which Executive is a party or otherwise subject.

29.           Successors and Assigns:  This Agreement shall not be assignable by the Company without the prior consent of Executive, which shall not be unreasonably withheld.  For purposes of this Agreement a transfer of this Agreement in connection with a merger, sale of a majority of the outstanding shares or consolidation of the Company or a sale of substantially all of the Company assets shall not constitute an assignment.  This Agreement shall be binding upon the successors, heirs, executors and personal representatives of Executive.  This Agreement contemplates the rendition of personal services by Executive and is not assignable by Executive.

30.           Savings Clause:  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.  The Company’s rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

31.           Indemnification:  In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Executive, by reason of the fact that Executive was performing services under this Agreement or that Executive was or is an officer, director or employee of the Company), then the Company shall indemnify, hold harmless and defend Executive against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith, to the maximum permitted by applicable law.  The advance of expenses shall be mandatory to the extent permitted by applicable law.  In the event that both Executive and the Company are made party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage counsel, and Executive consents to use the same counsel, which consent will not be unreasonable withheld, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Executive and the Company at the same time, Executive may engage separate counsel and the Company shall pay all reasonable attorneys' fees and expenses of separate counsel.  The Company shall not be required to pay the fees of more than one law firm except as described in the preceding sentence.  Further, while Executive is expected to faithfully discharge his duties under this Agreement, Executive shall not be held liable to the Company for errors or omissions made in good faith where Executive has not exhibited intentional misconduct or performed criminal or fraudulent acts.  Notwithstanding the above, the Company’s obligation to indemnify Executive is subject to any prohibitions as a matter of law that the Company cannot indemnify Executive.

32.           Governing Law; Construction:  Any and all differences and disputes of whatever nature arising out of or relating to this Agreement (including, without limitation, the negotiation, execution, performance or termination of this Agreement) shall be governed by the laws of the State of Texas applicable to contracts made, negotiated and to be performed entirely in such State without giving effect to its principles of conflicts of laws.  With respect to all such differences and disputes, the parties agree and consent to be subject to the exclusive jurisdiction of the state and federal courts located in the State of Texas and consent to the exclusive venue of Texas.

33.           Notices:  All notices to be given under this Agreement shall be in writing and shall be given by hand, by overnight courier services which obtain acknowledgment of receipt or by certified or registered mail, return receipt requested, addressed to the party receiving such notice (each of the foregoing being referred to as "Written Notice"), or by facsimile transmission, such transmission being effective as of the date thereof if followed within ten (10) business days by Written Notice, as follows:

(a)           if to the Company, to the Company’s address set forth above.;

(b)           if to Executive, to Executive’s address on file with the Company; or

(c)           to either party at such other addresses as shall have been specified in a notice similarly given.

34.           Freedom to Execute Agreement:  The Company and Executive each represent, warrant and agree that they are free to enter into this Agreement, and that they are not subject to any obligations or disability which would prevent them from or interfere with their fully keeping and performing all of the covenants and conditions to be kept or performed under such agreements.  The Company and Executive further represent, warrant and agree that they have not made and will not make any grant or assignment which conflicts with or impairs the complete enjoyment of the rights and privileges granted to the Company and Executive under this Agreement.  Executive has had the opportunity to consult with his personal attorney and to negotiate this Agreement at “arms-length”.

35.           Entire Agreement:  This Agreement and the agreements annexed as appendices hereto are intended together to constitute the entire agreement between the Company and Executive relating to the subject matters of such agreements, and all prior negotiations and understandings of the parties have been merged in such agreements.  No modification of any such agreements shall be valid unless in writing and executed by the parties hereto.

36.           Waiver of Breach:  The waiver of a breach or default of or under any provision of this Agreement shall not be deemed a waiver of any other such breach or default of any kind or nature.

37.           Approvals:  This Agreement has been approved by the necessary vote of the Company’s Board of Directors.

[Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

ABC FUNDING, INC.

By:	/s/ Carl A. Chase
Carl A. Chase
Chief Financial Officer

EXECUTIVE

By:	/s/ Jim B. Davis
Jim B. Davis

Exhibit A

For the purposes of this Employment Agreement, whenever the term "Disability" is not defined in a Disability Plan that the Company may maintain for the benefit of its senior officers, that term shall mean that, for a period of "120 continuous days", Executive is "limited" from performing the "material and substantial duties" of his "regular occupation" due to his "sickness" or "injury."

For purposes of this definition:

"120 continuous days" shall mean 120 days of sickness or injury which meets all of the other criteria for a Disability as defined herein, with no lapse of greater than 30 days (consecutively or in the aggregate);

"limited" from performing a duty or function means that Executive is unable to perform such duty or function;

"material and substantial duties" means duties that are normally required for the performance of Executive’s "regular occupation" and cannot be reasonably omitted or modified;

"regular occupation" means all of the functions that Executive was routinely performing prior to the onset of the condition or conditions that resulted in the Company’s decision to terminate Executive’s employment for reasons related to Disability;

"sickness" means any illness or disease that renders Executive incapable of performing material and substantial duties of his employment under the Employment Agreement; and

"injury" means a bodily injury that is the direct result of an accident and not related to any other cause.

Exhibit B

For the purposes of this Employment Agreement, the term "Change of Control” shall mean: (i) a sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to another entity; or (ii) any consolidation or merger of the Company with or into another entity, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty (50%) percent of the combined voting power of the surviving corporation’s then outstanding securities.  Notwithstanding the previous sentence, a change of control will be deemed to have occurred if 50% or more of the fully diluted voting shares transfer to a single entity or group of shareholders that act as a single entity for voting purposes, within a twelve month period, in any manner other than a primary or secondary public stock offering.